UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 31, 2018

PDF SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

000-31311

(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 1000

San Jose, CA 95110

(Address of principal executive offices, with zip code)

(408) 280-7900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Press Release dated August 6, 2018, announcing Christine Russell’s appointment as Chief Financial Officer of PDF Solutions, Inc.
SIGNATURES

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2018, Gregory C. Walker announced his plan to retire from his positions of Vice President, Finance and Chief Financial Officer of the Company effective after the Company files its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 with the SEC. Mr. Walker will continue in an operations role.

The Board of Directors appointed Christine Russell as Mr. Walker’s replacement for the position of Chief Financial Officer effective upon Mr. Walker’s retirement. Ms. Russell is currently VP, Finance with the Company, having joined in July 2018.

Ms. Russell is 68 years old and brings over 25 years of corporate and financial experience to PDF Solutions.  Prior to joining the Company, Ms. Russell served as Chief Financial Officer, UniPixel, Inc. (Nasdaq:UNXL), a touch sensor company, from May 2015 to August 2017. Prior to UniPixel, she was Chief Financial Officer of Vendavo, Inc. from May 2014 to March 2015, a SaaS based pricing and margin optimization software company. She also served as Chief Financial Officer of Evans Analytical Group from May 2009 to September 2013, a global provider of analytical testing for technology companies including major semiconductor, chemicals and pharmaceuticals firms. Prior to EAG, she served in the roles of both Chief Financial Officer and EVP Business Development at Virage Logic (Nasdaq:VIRL), a semiconductor intellectual property company. Prior positions include Chief Financial Officer for OuterBay Technologies, a database archiving software company and Chief Financial Officer of Ceva, Inc. (Nasdaq: CEVA), a DSP IP company. She currently serves as Audit Committee Chair and Director for both QuickLogic Corporation and eGain Corporation. Ms. Russell holds a B.A. and M.B.A. from the University of Santa Clara.

The following description of the terms and conditions of the employment offer with Ms. Russell (the “Agreement”) is only a summary and is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company’s Quarter Report on Form 10-Q for the fiscal quarter ended September 30, 2018.  Capitalized terms used herein and not defined herein are as defined in the Agreement.  Pursuant to the Agreement, Ms. Russell will receive an annual base salary of $330,000. She will be eligible to participate in the Company-sponsored Annual Discretionary Incentive Bonuses program with a first year guaranteed minimum bonus of $82,500. Ms. Russell will also be eligible to participate in the Company-sponsored Pay for Performance Compensation Program based on specific goals set by the Compensation Committee of the Company. Currently as outlined in the program, 50% of each eligible participant’s total annual cash incentive bonus opportunity and 50% of each eligible participant’s total annual equity opportunity will be subject to achievement of the goals under the PPCP (the remaining percentage of total annual cash incentive bonus opportunity is provided via the Company’s Annual Discretionary Incentive Bonuses) all payments of cash bonuses are subject to continued employment by the Company.

In addition and subject to approval of the grant by the Compensation Committee, Ms. Russell will receive a stock option to purchase up to 80,000 shares of the Company’s common stock. Such option shall vest over a four year period, according to the following vesting schedule: 1/4th of the shares shall vest and become exercisable on the one (1) year anniversary of the vesting start date and thereafter 1/48th of shares shall vest and become exercisable on the same day of the month as the vesting start date of each month thereafter. Ms. Russell will also be awarded, subject to approval of the grant by the Compensation Committee, 80,000 restricted stock units (“RSU”). Such RSU shall vest (and shares will be issued) on the one (1) year anniversary of the RSU vesting start date and thereafter 12.5% of the total RSU shall vest (and shares will be issued) every six (6) months thereafter until fully vested, subject to continued service through each applicable vesting date.

Subject to meeting certain criteria, in the event that the Company undergoes a Change in Control after the first (1st) anniversary of Ms. Russell’s employment and, at any time over the next twelve (12) months after consummation of such Change of Control her employment is terminated without Cause or as a result of Disability, then she will be entitled to all of the following:

(i)

vesting acceleration of then outstanding and unvested stock options and RSUs as if provided continuous service to the Company for an additional twelve (12) months after the Separation Date, effective as of the Release Deadline Date;

(ii)

severance equal to twelve (12) months of then-current annual base salary, paid in accordance with the Company's standard payroll procedures over a twelve-month period, with the first payment commencing on the Company's first regular payroll date following the Release Deadline Date (subject to applicable withholding taxes required by law); provided that the first payment shall be equal to the number of business days between the Separation Date and the date of the first payment multiplied by her daily base salary rate;

(iii)

severance equal to one hundred percent (l00%) of the PPCP annual cash incentive bonus and Annual Discretionary Incentive Bonus paid to her for the immediately preceding performance period, which will be paid in a single lump sum payment on the Company's first regular payroll date following the Release Deadline Date (subject to applicable withholding taxes required by law); and,

(iv)

the Company's portion of the health insurance premium paid just prior to termination to supplement her COBRA coverage from the last date on which she receives health care coverage as a Company employee until the earlier of: (I) the date the Company has paid for twelve (12) months of COBRA premiums; or (2) the date she become eligible to be covered under another employer's health coverage plan, with the first of such premium payments made when due immediately following the date on which she has made her COBRA election, which she will elect within sixty (60) days following her Separation Date; provided that the Company shall treat any payment of COBRA premiums as taxable to the extent required to avoid adverse consequences to her or the Company under either Section 105(h) of the Internal Revenue Code of 1986, as amended (the "Code") or the Patient Protection and Affordable Care Act of 2010.

In the event the Change of Control referenced above occurs before the first (1st) anniversary of her Start Date and, at any time over the next twelve (12) months after consummation of such Change of Control her employment is terminated without Cause or as a result of her Disability, then following her Separation and upon meeting the Separation Conditions she will be entitled to vesting acceleration with respect to fifty percent (50%) of her then outstanding and unvested Total Option Shares and Total RSUs, effective as of the Release Deadline Date.

If Company terminates her employment at any time without Cause or as a result of her Disability and a Separation occurs, then subject to the Separation Conditions, she will be entitled to all of the following:

(i)

vesting acceleration of her then outstanding and unvested stock options and RSUs as if she provided continuous service to the Company for an additional six (6) months after her Separation Date, effective as of the Release Deadline Date;

(ii)

severance equal to six (6) months of her then-current annual base salary, paid in accordance with the Company's standard payroll procedures over a six-month period, with the first payment commencing on the Company's first regular payroll date following the Release Deadline Date (subject to applicable withholding taxes required by law); provided that the first payment shall be equal to the number of business days between the Separation Date and the date of the first payment multiplied by her daily base salary rate;

(iii)	severance equal to fifty percent (50%) of the PPCP annual cash incentive bonus and Annual Discretionary Incentive Bonus paid to her for the immediately preceding performance period, which will be paid in a single lump sum payment on the Company's first regular payroll date following the Release Deadline Date (subject to applicable withholding taxes required by law) ; and,

(iv)

the Company's portion of the health insurance premium paid just prior to termination to supplement her COBRA coverage from the last date on which she receives health care coverage as a Company employee until the earlier of: (1) the date the Company has paid for six (6) months of COBRA premiums; or (2) the date s become eligible to be covered under another employer's health coverage plan, with the first of such premium payments made when due immediately following the date on which she has made her COBRA election, which she will elect within sixty (60) days following her Separation Date; provided that the Company shall treat any payment of COBRA premiums as taxable to the extent required to avoid adverse consequences to her or the Company under either Code Section 105(h) or the Patient Protection and Affordable Care Act of 2010.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 6, 2018, announcing Christine Russell’s appointment as Chief Financial Officer of PDF Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC. (Registrant)

By:	/s/John K. Kibarian
John K. Kibarian President, Chief Executive Officer and Director

Dated: August 6, 2018